Exhibit 99.1

Ginkgo Bioworks Reports Third Quarter 2025 Financial Results

Ginkgo provides an update on its third quarter financial results

BOSTON, Mass – November 6, 2025 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”) today announced its results for the third quarter ended September 30, 2025. The update, including a webcast slide presentation with additional details on the third quarter, as well as supplemental financial information will be available at investors.ginkgobioworks.com.

Third Quarter 2025 Financial Results
•Third quarter 2025 Total revenue of $39 million compared to $89 million in the comparable prior year period, a decrease of 56%, which prior year included $45 million of non-cash revenue from a release of deferred revenue relating to the mutual termination of a customer agreement. Excluding this prior year impact, Total revenue in the third quarter of 2025 decreased 11% from the comparable prior year period.
◦Third quarter 2025 Cell Engineering revenue of $29 million compared to $75 million in the comparable prior year period, a decrease of 61%, which prior year included the above noted $45 million of non-cash revenue. Excluding this prior year impact, Cell Engineering revenue in the third quarter of 2025 decreased slightly from the comparable prior year period.
◦Third quarter 2025 Biosecurity revenue of $9 million compared to $14 million in the comparable prior year period
•Third quarter 2025 GAAP net loss of $(81) million, compared to $(56) million in the comparable prior year period, primarily attributable to the above noted non-cash deferred revenue release in the prior year period
•Third quarter 2025 Adjusted EBITDA of $(56) million, down from $(20) million in the comparable prior year period, primarily attributable to the above noted non-cash deferred revenue release in the prior year period
•Cash, cash equivalents and marketable securities balance as of September 30, 2025 of $462 million

"Our recent partnership announcements are powerful examples of how Ginkgo’s AI-enabled cloud lab technology can be deployed to accelerate U.S. scientific innovation,” said Jason Kelly, co-founder and CEO of Ginkgo Bioworks. “The recent AI Action Plan from President Trump specifically called for investment in AI-enabled cloud laboratories to keep the American bioeconomy competitive. Ginkgo’s tools are designed to generate the massive, high-quality datasets that modern AI methods need, furthering the goal of the U.S. remaining at the forefront of the bioeconomy."

Recent Business Highlights & Strategic Positioning
•We believe AI models will impact biotechnology in two ways and Ginkgo is well-positioned to provide tools in both
◦First, we see reasoning models controlling lab automation. Since science moves forward on the back of lab data and reasoning models are already capable of planning and analyzing experiments, we believe coupling reasoning models to automation will allow science to move as fast as human ideas.
◦Second, we see AI models that predict and generate new biological discoveries. Protein models such as AlphaFold prove the potential of large AI models. These models require the type of large training sets of biological data that Ginkgo provides.
•We continue to offer research solutions on top of our in-house robotics, winning us new deals in Agriculture and with the U.S. Government
◦We announced the extension of our multi-year strategic partnership with Bayer to continue advancing the research and development of biological products for agriculture. The collaboration, which began in 2017, will build on the success of developing an innovative nitrogen fixation platform, and Bayer continues to be a major partner for Ginkgo’s expanded agricultural biologicals R&D platform.
◦We were recently awarded a project agreement through the Biomedical Advanced Research and Development Authority’s (BARDA) BioMaP-Consortium with a total contract value of up to $22.2 million to develop innovations in monoclonal antibody biomanufacturing and to produce an anti-filovirus medical countermeasure
•We are expanding our frontier autonomous lab in Boston as a showcase. Please visit!

◦We'll soon have 46 major instruments on 36 Reconfigurable Automation Carts (RACs). With these RACS, we can apply AI reasoning models and “lab in the loop” to your scientific challenges. Upon successful proof-of-concept, we can build and install a system so you can run it at your own site.
◦We can have your workflows running on the system in a matter of weeks if we have the required equipment. Reach out for a demo!

Full Year 2025 Outlook
•Ginkgo reaffirms Total revenue of $167-$187 million in 2025
◦Ginkgo continues to expect Cell Engineering revenue of $117-$137 million in 2025
◦Ginkgo continues to expect Biosecurity revenue of at least $40 million in 2025

Conference Call Details
Ginkgo will host a videoconference today, Thursday, November 6, 2025, beginning at 4:30 p.m. ET. The presentation will include an overview of the third quarter of 2025, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:

+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 305 224 1968 (Miami)
+1 312 626 6799 (Chicago)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)
+1 564 217 2000 (Seattle)
+1 689 278 1000 (Orlando)

Webinar ID: 953 3421 4604

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. Ginkgo R&D Solutions delivers customizable R&D packages—such as protein engineering, nucleic acid design, and cell-free systems—giving partners a comprehensive way to accelerate innovation across therapeutics, diagnostics, & manufacturing. Ginkgo Automation sells modular, integrated laboratory automation so scientists can spend their days planning and analyzing experiments rather than pipetting in the lab. Ginkgo Datapoints uses Ginkgo's in-house automation to generate the large lab data sets to power your AI models. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, impacts of our restructuring, potential customer success, including successful application of our offerings by our customers, expected benefits from our strategic partnerships, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2025 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs and Codebase assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith and (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies, including potential adverse effects from the U.S. government shutdown. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2025 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA and non-GAAP revenue, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of September 30, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$ 111,065	$ 561,572
Marketable securities	350,797	—
Accounts receivable, net	21,430	21,857
Accounts receivable - related parties	929	586
Prepaid expenses and other current assets	21,861	18,729
Total current assets	506,082	602,744
Property, plant and equipment, net	176,579	203,720
Operating lease right-of-use assets	368,213	394,435
Investments	30,175	48,704
Intangible assets, net	61,522	72,510
Other non-current assets	46,594	55,336
Total assets	$ 1,189,165	$ 1,377,449
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 10,704	$ 14,169
Deferred revenue (includes $311 and $795 from related parties)	25,236	27,710
Accrued expenses and other current liabilities	79,341	65,387
Total current liabilities	115,281	107,266
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,786 and $72,260 from related parties)	74,072	98,783
Operating lease liabilities, non-current	422,870	438,766
Other non-current liabilities	17,159	16,576
Total liabilities	629,382	661,391
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 8)	6	5
Additional paid-in capital	6,627,350	6,555,416
Accumulated deficit	(6,069,569)	(5,837,557)
Accumulated other comprehensive income (loss)	1,996	(1,806)
Total stockholders’ equity	559,783	716,058
Total liabilities and stockholders’ equity	$ 1,189,165	$ 1,377,449
Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cell Engineering revenue (1)	$ 29,380	$ 75,089	$ 106,744	$ 139,183
Biosecurity revenue	9,457	13,957	30,015	44,013
Total revenue	38,837	89,046	136,759	183,196
Costs and operating expenses:
Cost of Biosecurity revenue	8,177	9,987	25,576	30,996
Cost of other revenue	4,625	2,016	14,095	3,930
Research and development	69,353	77,006	193,646	347,684
General and administrative	44,954	52,292	137,276	188,864
Goodwill impairment	—	—	—	47,858
Restructuring charges	1,745	2,949	10,692	20,015
Total operating expenses	128,854	144,250	381,285	639,347
Loss from operations	(90,017)	(55,204)	(244,526)	(456,151)
Other income (expense):
Interest income, net	5,742	9,251	17,906	31,275
Gain (loss) on investments	3,684	(6,912)	(238)	(16,282)
Loss on deconsolidation of subsidiary	—	(7,013)	—	(7,013)
Change in fair value of warrant liabilities	—	1,528	—	5,701
Other income (expense), net	(163)	1,572	(5,348)	2,821
Total other income (expense)	9,263	(1,574)	12,320	16,502
Loss before income taxes	(80,754)	(56,778)	(232,206)	(439,649)
Income tax (benefit) expense	1	(375)	(194)	(154)
Net loss	$ (80,755)	$ (56,403)	$ (232,012)	$ (439,495)
Net loss per share:
Basic	$ (1.45)	$ (1.08)	$ (4.22)	$ (8.58)
Diluted	$ (1.45)	$ (1.08)	$ (4.22)	$ (8.58)
Weighted average common shares outstanding:
Basic	55,633,718	52,240,559	54,916,539	51,244,332
Diluted	55,633,718	52,246,129	54,916,539	51,249,902
Comprehensive loss:
Net loss	$ (80,755)	$ (56,403)	$ (232,012)	$ (439,495)
Other comprehensive (loss) income:
Foreign currency translation adjustment	27	494	3,462	(2,713)
Reclassification of foreign currency translation adjustment realized upon sale of foreign subsidiary	—	1,492	—	1,492
Unrealized gains (loss) on available-for-sale securities	316	—	340	—
Total other comprehensive (loss) income	343	1,986	3,802	(1,221)
Comprehensive loss	$ (80,412)	$ (54,417)	$ (228,210)	$ (440,716)

(1)Includes related party revenue of zero and $46,659 for the three months ended September 30, 2025 and 2024, respectively, and $8,518 and $51,990 for the nine months ended September 30, 2025 and 2024, respectively.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$ (232,012)	$ (439,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,327	47,368
Stock-based compensation	60,519	91,783
Goodwill impairment	—	47,858
Restructuring related impairment charges	—	4,823
Loss on investments	275	16,282
Loss on deconsolidation of subsidiary	—	7,013
Change in fair value of notes receivable	5,685	—
Change in fair value of warrant liabilities	—	(5,701)
Change in fair value of contingent consideration	(4,232)	3,698
Non-cash lease expense	22,449	20,619
Non-cash in-process research and development	—	19,796
Accretion of discount on marketable securities	(2,502)	—
Other non-cash activity	1,611	655
Changes in operating assets and liabilities:
Accounts receivable	345	(6,101)
Prepaid expenses and other current assets	(70)	3,487
Operating lease right-of-use assets	3,814	19,224
Other non-current assets	(38)	(196)
Accounts payable, accrued expenses and other current liabilities	16,991	(31,099)
Deferred revenue, current and non-current (7,958) and (50,858) from related parties	(27,209)	(67,779)
Operating lease liabilities, current and non-current	(18,793)	(11,383)
Other non-current liabilities	4,459	1,998
Net cash used in operating activities	(123,381)	(277,150)
Cash flows from investing activities:
Purchases of marketable debt securities	(401,838)	—

Maturities of marketable debt securities	73,599	—
Purchases of property and equipment	(7,660)	(48,831)
Business acquisition	—	(5,400)
Proceeds from sales of marketable securities	—	3,951
Proceeds from sale of equipment	—	591
Other	511	538
Net cash used in investing activities	(335,388)	(49,151)
Cash flows from financing activities:
Proceeds from ATM offering	10,317	—
Payment of issuance costs related to ATM offering	(355)	—
Proceeds from exercise of stock options	—	84
Principal payments on finance leases	(329)	(694)
Contingent consideration payment	—	(922)
Other	—	(4)
Net cash provided by (used in) financing activities	9,633	(1,536)
Effect of foreign exchange rates on cash and cash equivalents	353	(208)
Net decrease in cash, cash equivalents and restricted cash	(448,783)	(328,045)

Cash and cash equivalents, beginning of period	561,572	944,073
Restricted cash, beginning of period	44,171	45,511
Cash, cash equivalents and restricted cash, beginning of period	605,743	989,584

Cash and cash equivalents, end of period	111,065	616,214
Restricted cash, end of period	45,895	45,325
Cash, cash equivalents and restricted cash, end of period	$ 156,960	$ 661,539

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cell Engineering
Revenue	$ 29,380	$ 75,089	$ 106,744	$ 139,183
Costs and operating expenses:
Cost of other revenue	2,994	2,016	9,980	3,930
Research and development	50,954	55,137	130,689	221,148
General and administrative	12,170	23,088	44,338	94,534
Cell Engineering operating loss	(36,738)	(5,152)	(78,263)	(180,429)
Biosecurity
Revenue	9,457	13,957	30,015	44,013
Costs and operating expenses:
Cost of Biosecurity revenue	7,643	9,987	23,449	30,996
Research and development	—	141	—	720
General and administrative	6,692	10,040	21,443	33,169
Biosecurity operating loss	(4,878)	(6,211)	(14,877)	(20,872)
Total segment operating loss	(41,616)	(11,363)	(93,140)	(201,301)
Reconciling items to reconcile total segment operating loss to loss before income taxes:
Stock-based compensation (1)	18,103	14,013	61,429	94,636
Goodwill impairment	—	—	—	47,858
Depreciation and amortization	14,168	17,171	45,327	47,368
Restructuring charges (2)	1,745	2,948	10,692	20,015
Carrying cost of excess space (net of sublease income) (3)	14,328	9,274	38,416	16,657
Merger and acquisition related expense (income) (4)	57	(796)	(4,478)	6,110
Acquired in-process research and development	—	—	—	19,849
Other (income) expense, net (5)	(9,263)	2,805	(12,320)	(14,145)
Loss before income taxes	$ (80,754)	$ (56,778)	$ (232,206)	$ (439,649)
(1) Includes $0.3 million and $0.2 million in employer payroll taxes for the three months ended September 30, 2025 and 2024, respectively, and $0.9 million and $2.9 million in employer payroll taxes for nine months ended September 30, 2025 and 2024, respectively.
(2)See Note 3, Restructuring, for composition of costs.
(3)The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs.
(5)Includes interest income, interest expense, loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss (1)	$ (80,755)	$ (56,403)	$ (232,012)	$ (439,495)
Interest income, net	(5,742)	(9,251)	(17,906)	(31,275)
Income tax (benefit) expense	1	(375)	(194)	(154)
Depreciation and amortization	14,168	17,171	45,327	47,368
EBITDA	(72,328)	(48,858)	(204,785)	(423,556)
Stock-based compensation (2)	18,103	14,013	61,429	94,636
Goodwill impairment	—	—	—	47,858
Restructuring charges (3)	1,745	2,949	10,692	20,015
Merger and acquisition related expense (income) (4)	57	(796)	(4,478)	6,110
Loss (gain) on investments	(3,684)	6,912	238	16,282
Loss on deconsolidation of subsidiary	—	7,013	—	7,013
Change in fair value of warrant liabilities	—	(1,528)	—	(5,701)
Change in fair value of convertible notes	400	281	5,685	1,127
Adjusted EBITDA	$ (55,707)	$ (20,014)	$ (131,219)	$ (236,216)
(1)All periods include non-cash revenue when earned, including $7.5 million recognized in the nine months ended September 30, 2025, pursuant to the release of deferred revenue related to the mutual termination of a customer agreement.
(2)Includes $0.3 million and $0.2 million in employer payroll taxes for the three months ended September 30, 2025 and 2024, respectively, and $0.9 million and $2.9 million for the nine months ended September 30, 2025 and 2024, respectively.
(3)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero for both the three months ended September 30, 2025 and 2024, respectively, and zero and $19.8 million for the nine months ended September 30, 2025 and 2024, respectively.